EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277793 on Form S-3 and Registration Statements No. 333-211349, 333-182498, 333-160302, 333-148993, 333-148238, 333-147450, and 333-147449 on Form S-8 of our reports dated February 20, 2025, relating to the consolidated financial statements of Vulcan Materials Company and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
February 20, 2025

Exhibit 23